Exhibit 21.1

                              JDS UNIPHASE CORPORATION
                                  SUBSIDIARIES
                                (ALL 100% OWNED)

Uniphase Ltd.
   (Incorporated in the United Kingdom)

Uniphase GmbH
   (Incorporated in Germany)

Uniphase Telecommunications Products, Inc.
   (Incorporated in Delaware)

Uniphase International (Barbados) Limited
   (Incorporated in Barbados)

Uniphase International Limited
   (Incorporated in Bermuda)

UTP Fibreoptics Limited
   (Incorporated in the United Kingdom)

Uniphase Laser Enterprise AG
   (Incorporated in Switzerland)

Uniphase Australia PTY Limited
   (Incorporated in Australia)

Uniphase U.K. Holdings, Inc.
   (Incorporated in Delaware)

Uniphase OPTO Holdings, Inc.
   (Incorporated in Delaware)

Uniphase Netherlands B.V.
   (Incorporated in Holland)

Uniphase CV GP1, Inc.
   (Incorporated in Delaware)

Uniphase CV GP2, Inc.
   (Incorporated in Delaware)

Uniphase Broadband Products, Inc.
   (Incorporated in Florida)

Uniphase Netherlands CV
   (Incorporated in Netherlands)

JDS U.S. Holdings Inc.
   (Incorporated in Delaware)

JDS Lightwave Products Group, Inc.
   (Incorporated in Delaware)

Vitrocom, Inc.
   (Incorporated in Delaware)

JDS FITEL International, Inc.
   (Incorporated in Texas)

Fibercell, Inc.
   (Incorporated in Jew Jersey)

JDS FITEL (Barbados) Inc.
   (Incorporated in Barbados)

JDS FITEL GmbH
   (Incorporated in Germany)

JDS FITEL PHOTONICS INC.
   (Incorporated in Netherlands)